INTELLIGROUP
                                  ------------
                      CREATING THE INTELLIGENT ENTERRPISE

FOR IMMEDIATE RELEASE

CONTACT:
Nick Visco - Chief Financial Officer                 (732) 590-1600


             INTELLIGROUP EXCEEDS THIRD QUARTER REVENUE EXPECTATIONS

                    REVENUE INCREASED 11% OVER PRIOR QUARTER

Edison, NJ (October 28, 2003): Intelligroup, Inc. (Nasdaq: ITIG), an information technology services strategic outsourcing partner to the world's largest companies, today reported results for its third quarter and nine-month period ended September 30, 2003.

The Company reported third quarter 2003 revenues of $31.0 million, marking an 11% increase from the second quarter of 2003, and 16% over the third quarter of 2002. The Company has added 68 new or expanded engagements since the end of the prior quarter. The Company's current 12-month revenue backlog has grown by 19% to $59.1 million, from $49.6 million at the beginning of this year.

The Company reported certain "Special Charges" in its third quarter and year-to-date results. These are more fully described in the section below entitled "Special Charges." The Company excludes these Special Charges from analytical comparisons and statistics in order to evaluate current operating trends.

Q3 2003 FINANCIAL HIGHLIGHTS FROM CONTINUING OPERATIONS:

-------------------------------------------------------------------------------------------------------------------------
                                                     GAAP Presentation                 Exclusive of Special Charges
                                                     -----------------                 ----------------------------
                                                 Q3 2003            Q2 2003            Q3 2003             Q2 2003
                                                 -------            -------            -------             -------
Revenue                                          $ 31.0          $28.0 million     $ 31.0 million       $28.0 million
                                                 million
Operating Income (Loss)                         $214,000           ($34,000)          $975,000            $843,000
EBITDA                                        $1.1 million         $869,000         $1.9 million        $1.7 million
Diluted Earnings (Loss) per Share                 $0.00             ($0.03)             $0.05               $0.02
-------------------------------------------------------------------------------------------------------------------------



  499 Thornall Street, Edison, NJ 08837, Tel. 732.590.1600, Fax. 732.362.2100

                                  INTELLIGROUP
                                  ------------
                      CREATING THE INTELLIGENT ENTERRPISE

"Our sales and marketing efforts have been paying off with increased momentum and, more importantly, tangible results. With new customers and significant engagements, this quarter has exceeded our expectations and will position us for another strong year," commented Arjun Valluri, Chairman and CEO, "With recent steps to reduce overhead and streamline costs, we have made consistent progress for our shareholders while continuing our tradition of superior customer satisfaction."

Gross profit margin for third quarter 2003 was 28.4%, compared with 30.3% for second quarter 2003, and 30.1% for third quarter 2002. The Company reported third quarter 2003 operating expenses (selling, general, administrative and depreciation expenses, excluding Special Charges) of $7.8 million. In comparison, second quarter 2003 operating expenses were $7.7 million, and third quarter 2002 operating expenses were $6.9 million.

Including Special Charges, the Company reported third quarter 2003 operating expenses of $8.6 million. In comparison, operating expenses were $8.5 million during second quarter 2003, and $7.4 million during third quarter 2002.

Excluding all Special Charges, the Company reported third quarter 2003 operating income of $975,000 compared with $843,000 in second quarter 2003, and $1.1 million in third quarter 2002. Earnings before interest, taxes, depreciation, amortization and Special Charges ("EBITDA") were $1.9 million for the third quarter 2003, compared with $1.7 million for the second quarter 2003, and $1.9 million for the third quarter 2002.

Including all Special Charges, the Company's third quarter 2003 operating income was $214,000, compared with an operating loss of $(34,000) in second quarter 2003, and operating income of $683,000 in third quarter 2002. Third quarter 2003 EBITDA was $1.1 million, compared with $869,000 for the second quarter 2003, and $1.5 million for the third quarter 2002.

Excluding all Special Charges, third quarter 2003 net income from continuing operations was $778,000, or $0.05 diluted earnings per share. In comparison, second quarter 2003 net income from continuing operations, excluding all Special Charges, was $384,000, or diluted earnings per share of $0.02, and third quarter 2002 net income from continuing operations was $812,000, or $0.05 diluted earnings per share.

The Company's third quarter 2003 net income from continuing operations, including all Special Charges, was $17,000, or $0.00 diluted earnings per share. In comparison, the second quarter 2003 net income (loss) from continuing operations, including Special Charges, was $(493,000), or



  499 Thornall Street, Edison, NJ 08837, Tel. 732.590.1600, Fax. 732.362.2100

                                  INTELLIGROUP
                                  ------------
                      CREATING THE INTELLIGENT ENTERRPISE

a loss per share of $(0.03), and for the third quarter 2002 was $400,000, or a diluted earnings per share of $0.02.

For the nine-month period ended September 30, 2003, revenues were $86.3 million, compared to $74.5 million for the same period in 2002. The Company's net income from continuing operations, excluding Special Charges, was $1.3 million or $0.08 diluted earnings per share in the first nine months of 2003, as compared with $1.4 million or $0.09 diluted earnings per share in the corresponding period of 2002. Including the Special Charges, the Company's nine-month period ended September 30, 2003 net loss from continuing operations was $(5.7) million, or a $(0.34) loss per share, compared with $(7.8) million, or a $(0.47) loss per share, for the comparable period of 2002.


SPECIAL CHARGES
In the third quarter 2003, the Company announced the settlement of all outstanding litigation matters with Ashok Pandey, related to the 2002 contested annual meeting. The settlement required, among other things, that Pandey vote for the slate of directors proposed by the Company's Board of Directors for the next three-year period and that the Company pay Pandey an aggregate amount of $750,000 over the next two years. Accordingly, the Company has recorded a $750,000 charge in the third quarter 2003.

Prior to the settlement, the Company incurred additional litigation expenses in the third quarter 2003, totaling $118,000, related to the 2002 contested annual meeting. This is in addition to related charges of $296,000 and $412,000 incurred during the second quarter 2003 and the third quarter 2002, respectively. The cumulative proxy related and settlement charges were $2.5 million as of September 30, 2003.

Also during second quarter 2003, the Company received a letter from a bank demanding payment related to a loan outstanding with SeraNova - which was spun off in 2000. The letter stated that the loan was in default, and that Intelligroup had guaranteed this loan in 1999. Accordingly, the Company recorded a $581,000 provision in second quarter 2003 to cover this contingency. Subsequently, in the third quarter 2003, the Company negotiated a settlement with the bank for a total sum of $430,000. The Company has recorded the reversal of the $151,000 excess provision, less related legal costs of $44,000, in the Provision for SeraNova Guarantee line item in the third quarter 2003.

In the second quarter 2002, the Company recorded approximately $8.4 million in special charges associated with the note receivable from SeraNova and certain other related issues.


  499 Thornall Street, Edison, NJ 08837, Tel. 732.590.1600, Fax. 732.362.2100

                                  INTELLIGROUP
                                  ------------
                      CREATING THE INTELLIGENT ENTERRPISE

Subsequently, in the first quarter 2003, the Company recorded an additional $5.1 million in charges associated with the write-off of the remaining balance of the note receivable from SeraNova, and certain other related issues. The Company has determined that due to the apparent financial condition of SeraNova and its parent company, Silverline Technologies Inc., that recovery of this asset may not be probable.

The settlement costs, SeraNova charges, provision for the SeraNova guarantee and proxy related expenses are collectively referred to as Special Charges. These Special Charges totaled $761,000 for the third quarter 2003 and $412,000 for the third quarter 2002. For the nine-month period ending September 30, 2003 and 2002, the Special Charges totaled $7.0 million and $9.2 million, respectively.

CONFERENCE CALL INFORMATION
Intelligroup will hold its third quarter 2003 earnings conference call at 10:30 a.m. ET on Tuesday, October 28, 2003. A live broadcast of the call can be accessed on the web at www.intelligroup.com or by phone in the US at (800)
                         --------------------
289-0449, or internationally at (913) 981-5528, access code Intelligroup.

In conjunction with the conference call, a live web-based presentation can be accessed on the web at http://www.placeware.com/cc/vcc/A?id=w762056&pw=499328.
                         ------------------------------------------------------
Alternatively, this can be accessed at www.intelligroup.com by clicking on About
                                       --------------------
Us - Investor Information - Conference Calls, and follow the link for the SlideShow.

A replay of the conference call will also be available by telephone 24 hours a day from 1:30 p.m. ET on Tuesday, October 28, 2003 through 12:00 a.m. ET on Tuesday, November 11, 2003, by calling (888) 203-1112 in the US, or (719) 457-0820 internationally, with access code 762056.

ABOUT INTELLIGROUP
Intelligroup,  Inc.  (http://www.intelligroup.com)  is an information technology services strategic outsourcing partner to the world's largest companies. Intelligroup develops, implements and supports information technology solutions for global corporations and public sector organizations. The Company's onsite/offshore delivery model has enabled hundreds of customers to accelerate results and significantly reduce costs. With extensive expertise in industry-specific enterprise solutions, Intelligroup has earned a reputation for consistently exceeding client expectations.

SAFE HARBOR STATEMENT


  499 Thornall Street, Edison, NJ 08837, Tel. 732.590.1600, Fax. 732.362.2100

                                  INTELLIGROUP
                                  ------------
                      CREATING THE INTELLIGENT ENTERRPISE

Certain statements contained herein, including statements regarding the development of services and markets and future demand for services and other statements regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby.

Factors that could cause actual results to differ materially include, but are not limited to, variability of quarterly operating results, continued uncertainty of the IT market and revenues derived from application management business, uncertainty in revenues for traditional professional services offerings, loss of one or more significant customers, reliance on large projects, concentration of revenue, unanticipated costs associated with continued litigation, ability to attract and retain professional staff, dependence on key personnel, ability to manage growth effectively, risks associated with acquisitions including integration risks, risks associated with strategic partnerships, various project-associated risks, including termination with short notice, substantial competition, general economic conditions, risks associated with intellectual property rights, risks associated with international operations and other risk factors listed from time to time in Intelligroup's filings and reports with the Securities and Exchange Commission.

Intelligroup and the Intelligroup logo are registered trademarks and 'Creating the Intelligent Enterprise', 4Sight, 4Sight Plus, ASPPlus, myADVISOR, ASPPlus Power Upgrade Services and Uptimizer are service marks of Intelligroup in the U.S. and other countries. All other trademarks and company names mentioned are the property of their respective owners.


  499 Thornall Street, Edison, NJ 08837, Tel. 732.590.1600, Fax. 732.362.2100

INTELLIGROUP, INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED BALANCE SHEET DATA (UNAUDITED)

                                                       SEPTEMBER 30, 2003            DECEMBER 31, 2002
                                                       ------------------            -----------------
ASSETS
Cash and cash equivalents                                $  2,178,000                  $  1,163,000
Accounts receivable:
     Billed                                                16,226,000                    17,745,000
     Unbilled                                              10,177,000                     6,818,000
Other current assets                                        5,619,000                     4,570,000
Note receivable - SeraNova                                        -                       4,000,000
Assets held for sale*                                             -                       3,069,000
                                                         ------------                  ------------
Total current assets                                       34,200,000                    37,365,000

Equipment, net                                              4,432,000                     5,725,000
Other assets                                                1,218,000                     1,029,000

                                                         ------------                  ------------
Total Assets                                             $ 39,850,000                  $ 44,119,000
                                                         ============                  ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities                                      $ 26,481,000                  $ 22,621,000
Liabilities held for sale*                                        -                       1,681,000
Other liabilities                                           1,317,000                     1,091,000

Shareholders' equity                                       12,052,000                    18,726,000

                                                         ------------                  ------------
Total Liabilities and Shareholders' Equity               $ 39,850,000                  $ 44,119,000
                                                         ============                  ============


     * represents the amounts associated with the Asia-Pacific entities sold to Soltius Global Solutions PTE Ltd. on April 2, 2003.

INTELLIGROUP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (UNAUDITED)
For the three and nine months ended September 30, 2003 and 2002

                                                                THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                                   SEPTEMBER 30,                           SEPTEMBER 30,
                                                             2003              2002                2003               2002
                                                             ----              ----                ----               ----
Revenues                                                $ 31,035,000      $ 26,668,000        $ 86,275,000       $ 74,479,000
Cost of sales                                             22,211,000        18,634,000          61,030,000         51,581,000
                                                        ------------      ------------        ------------       ------------
Gross profit                                               8,824,000         8,034,000          25,245,000         22,898,000
  Gross profit percentage                                       28.4%             30.1%                29.3%             30.7%

Selling, general and administrative expenses               7,130,000         6,324,000          20,937,000         18,791,000
Depreciation and amortization                                719,000           615,000           2,130,000          1,942,000

SeraNova receivable impairment and other charges                 -                 -             5,060,000          8,362,000
Proxy contest charges                                        868,000           412,000           1,461,000            876,000

Provision for guarantee of SeraNova debt                    (107,000)              -               474,000                -
                                                        ------------      ------------        ------------       ------------
Total operating expenses                                   8,610,000         7,351,000          30,062,000         29,971,000
                                                        ------------      ------------        ------------       ------------

Operating income (loss)                                      214,000           683,000         (4,817,000)        (7,073,000)
Other expense, net                                           (65,000)        (102,000)            (505,000)         (227,000)
                                                        ------------      ------------        ------------       ------------
Income (loss) from continuing operations before taxes        149,000           581,000         (5,322,000)        (7,300,000)

Income tax expense                                           132,000           181,000             370,000            492,000
                                                        ------------      ------------        ------------       ------------

Income (loss) from continuing operations                      17,000           400,000          (5,692,000)        (7,792,000)

Loss from discontinued operations, net of tax expense
(benefit) of $0, $(21,000), $15,000 and $9,000,
respectively*                                                    -            (387,000)         (2,134,000)          (745,000)

                                                        ------------      ------------        ------------       ------------
Net income (loss)                                       $     17,000      $     13,000        $ (7,826,000)      $ (8,537,000)
                                                        ============      ============        ============       ============

Earnings (loss) per share:
  Basic earnings (loss) per share:
    Income (loss) from continuing operations            $       0.00      $       0.02        $      (0.34)      $      (0.47)
    Discontinued operations                                     -                (0.02)              (0.13)             (0.04)
                                                        ------------      ------------        ------------       ------------
       Net earnings (loss) per share                    $       0.00      $       0.00        $      (0.47)      $      (0.51)
                                                        ============      ============        ============       ============

  Diluted earnings (loss) per share:
     Income (loss) from continuing operations           $       0.00      $       0.02        $      (0.34)      $      (0.47)
     Discontinued operations                                    -                (0.02)              (0.13)             (0.04)
                                                        ------------      ------------        ------------       ------------
       Net earnings (loss) per share                    $       0.00      $       0.00        $      (0.47)      $      (0.51)
                                                        ============      ============        ============       ============

Weighted average common shares outstanding:
          Basic                                           16,683,000        16,630,000          16,656,000         16,630,000
                                                        ============      ============        ============       ============
          Diluted                                         17,132,000        16,633,000          16,656,000         16,630,000
                                                        ============      ============        ============       ============

     * represents the amounts associated with the Asia-Pacific entities sold to Soltius Global Solutions PTE Ltd. on April 2, 2003.

RECONCILIATION OF NON-GAAP MEASURES

This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, we have provided below a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure.

INTELLIGROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED) FOR THE THREE AND NINE months ended September 30, 2003 and 2002

                                                               THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                                  SEPTEMBER 30,                           SEPTEMBER 30,
                                                             2003             2002                 2003               2002
                                                             ----             ----                 ----               ----
RECONCILIATION OF GAAP INCOME/EPS TO PROFORMA RESULTS
Income (loss) from continuing operations per
 GAAP                                                   $     17,000      $    400,000        $ (5,692,000)      $ (7,792,000)

Add back special charges adjustments:
------------------------------------
SeraNova receivable impairment and other charges                  -                -             5,060,000          8,362,000
Proxy contest charges                                        868,000           412,000           1,461,000            876,000

Provision for guarantee of SeraNova debt                    (107,000)              -               474,000                -
                                                        ------------      ------------        ------------      -------------
Income from continuing operations, exclusive of
 special charges                                        $    778,000      $    812,000        $  1,303,000       $  1,446,000
                                                        ============      ============        ============       ============

Diluted earnings per share from continuing operations,
exclusive of special charges                            $       0.05      $       0.05        $       0.08       $       0.09
                                                        ============      ============        ============       ============

Weighted average common shares outstanding:
          Diluted                                         17,132,000        16,633,000          17,065,000         16,633,000
                                                        ============      ============        ============       ============


RECONCILIATION OF EBITDA TO GAAP RESULTS
Income (loss) from continuing operations per GAAP       $     17,000      $    400,000        $ (5,692,000)      $ (7,792,000)
Add back the following adjustments:
-----------------------------------
Income tax expense                                           132,000           181,000             370,000            492,000
Other expense, net                                            65,000           102,000             505,000            227,000
Depreciation/amortization (in SG&A and COS)                  931,000           809,000           2,713,000          2,580,000

SeraNova receivable impairment and other charges                 -                 -             5,060,000          8,362,000
Proxy contest charges                                        868,000           412,000           1,461,000            876,000

Provision for guarantee of SeraNova debt                    (107,000)              -               474,000                -
                                                        ------------      ------------        ------------       ------------
EBITDA, exclusive of special charges                    $  1,906,000      $  1,904,000        $  4,891,000       $  4,745,000
                                                        ============      ============        ============       ============

The non-GAAP measure represents certain special charges which the Company considers to be non-operating items. We believe that the presentation of the non-GAAP measure provides useful information for investors regarding our regular financial performance. Our management uses this measure for the same purpose. The presentation of this additional information is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.